Exhibit 99.1


FOR IMMEDIATE RELEASE

CONTACTS:
---------
JAMES GROBERG
RON KOCHMAN
VOLT INFORMATION SCIENCES, INC.:
(212) 704-2400
VOLTINVEST@VOLT.COM

             STEVEN A. SHAW APPOINTED CO-CHIEF EXECUTIVE OFFICER OF
                         VOLT INFORMATION SCIENCES, INC.

NEW YORK, September 7, 2005 -- Volt Information Sciences, Inc. (NYSE: VOL), a leading provider of staffing and telecommunication services, today announced the appointment of Steven A. Shaw as Co-Chief Executive Officer. In his new position, Mr. Shaw will share CEO responsibilities with Mr. William Shaw, Chairman, President and current CEO of Volt Information Sciences.

Mr. William Shaw commented, "Steve has worked closely with divisional and executive management throughout Volt over the years in addition to building one of our newest subsidiaries, ProcureStaff, from the ground up. He has proven his capability to manage and lead within the Volt organization. By taking on the added responsibility as Co-CEO, I look forward to Steve's greater role in developing and deploying key corporate initiatives that will ensure the continued success and growth of Volt for many years to come."

Mr. Steven Shaw stated "It is an honor to follow in the footsteps of my uncle, Bill, and father, Jerry, who founded Volt 55 years ago and built a successful NYSE listed company with approximately 50,000 employees. This company was built on drive, determination and innovation with a commitment to meeting client's needs and giving its employees every opportunity to contribute, grow and succeed. I look forward to working together with Bill and Jerry and the many individuals throughout the Volt organization, who have and continue to be the drivers of our success." Mr. Shaw, 45, has been with Volt Information Sciences since 1995, most recently serving as Chief Operating Officer and Executive Vice President, and has been a member of the Board of Directors since 1998. Mr. Shaw holds both Bachelors' and Masters' Degrees in Business Administration from the University of Southern California.

Volt Information Sciences, Inc. (NYSE: VOL) is a leading national provider of Staffing Services and Telecommunications and Information Solutions for its Fortune 100 customer base. Operating through a network of over 300 Volt Services Group locations, the Staffing Services segment fulfills IT and other technical, commercial, and industrial placement requirements of its customers, on both a temporary and permanent basis. The Telecommunications and Information Solutions businesses provide complete telephone directory production and directory publishing; a full spectrum of telecommunications construction, installation and engineering services; and advanced information and operator services systems for telephone companies. For additional information, please visit the Volt Information Sciences, Inc., web site at http://www.volt.com.

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This press release contains forward-looking statements which are subject to a number of known and unknown risks, including general economic, competitive and other business conditions, the degree and timing of customer utilization and the rate of renewals of contracts with the Company, that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements is contained in Company reports filed with the Securities and Exchange Commission. Copies of the Company's latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission and the New York Stock Exchange, are available without charge upon request to Volt Information Sciences, Inc., 560 Lexington Avenue, New York, New York 10022, 212-704-2400, Attention: Shareholder Relations. These and other SEC filings by the Company are also available to the public over the Internet at the SEC's website at http://www.sec.gov and at the Company's website at http://www.volt.com in the Investor Information section.


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